Exhibit 99.1

Biostar Pharmaceuticals, Inc. Announces 2010 Guidance:

Revenues of $69 to $71 million and Net Income $16.2 to $17 million

XIANYANG, China, March 1, 2010 (Xinhua-PRNewswire-FirstCall) – Biostar Pharmaceuticals, Inc. (OTC Bulletin Board: BSPM) (“Biostar” or “the Company”), the Xianyang-based  manufacturer of a leading over-the-counter Hepatitis B medicine, Xin Aoxing Oleanolic Acid Capsule (“Xin Aoxing”), and a variety of pharmaceutical products and medical nutrients, today announced revenue and net income guidance for the fiscal year ending December 31, 2010.

Biostar forecasts revenues of $69.0 to $71.0 million with net income of $16.2 million to $17 million, excluding any non-cash charges. Management anticipates sales of its flagship product, Xin Aoxing, will represent approximately 68% to 70% of revenues during 2010.

The net income forecast does not include non-cash expenses associated with any stock compensation plans.  The Company’s guidance does not include any contribution from future acquisitions or pending acquisitions previously announced by the Company or otherwise.  Management will continue to evaluate its business outlook as necessary and communicate any changes on a quarterly basis or when appropriate.

The growth strategy for 2010 is supported by the following initiatives: (1) the introduction of Xin Aoxing into three new markets including Chongqing, Jiangxi and Jiangsu, which, including the Company’s previously announced launch in Tianjin, Beijing and Shanghai in January 2010, will bring the total number of markets served by the Company’s direct sales offices to 21; (2) to continue increasing the Company’s presence in rural markets with a goal of reaching 10,000 sales outlets by the end of 2010; and (3) further product diversification through research and development and new product launches upon successful clinical trials and permitting procedures.

"We are optimistic about our prospects in 2010," commented Chairman Mr. Ronghua Wang. "We successfully established a solid foundation for future growth during 2009 which will greatly benefit our growth during 2010."

About Biostar Pharmaceuticals, Inc.

Biostar Pharmaceuticals, Inc., through its wholly owned subsidiary in China, develops, manufactures and markets pharmaceutical and medical nutrient products for a variety of diseases and conditions. The Company's most popular product is its Xin Aoxing Oleanolic Acid Capsule, an over-the-counter ("OTC") medicine for chronic hepatitis B, a disease affecting approximately 10% of the Chinese population. In addition to its hepatitis product, Biostar manufactures two broad-based OTC products, two prescription-based pharmaceuticals and thirteen nutrients. The Company has adopted international standards, holds one patent and is in the process of applying for two patents.

Safe Harbor

Certain statements in this release concerning our future growth prospects are forward-looking statements, within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, which involve a number of risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements. The risks and uncertainties relating to these statements include, but are not limited to, risks and uncertainties regarding the success of our investments, risks and uncertainties regarding fluctuations in earnings, our ability to sustain our previous levels of profitability including on account of our ability to manage growth, intense competition, wage increases in China, our ability to attract and retain highly skilled professionals, time and cost overruns on fixed-price, fixed-time frame contracts, client concentration, our ability to successfully complete and integrate potential acquisitions, withdrawal of governmental fiscal incentives, political instability and regional conflicts and legal restrictions on raising capital or acquiring companies outside China. Additional risks that could affect our future operating results are more fully described in our United States Securities and Exchange Commission filings including our S-1 dated June 27, 2008, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, our 10-K for the year ended December 31, 2008, and other recent filings. These filings are available at www.sec.gov. We may, from time to time, make additional written and oral forward-looking statements, including statements contained in our filings with the Securities and Exchange Commission and our reports to shareholders. We do not undertake to update any forward-looking statements that may be made from time to time by or on our behalf.

    For further information, contact:

     Ms. Elaine Zhao, CFO
     Tel: +1-626-456-2789
     Email: elaine@biostarpharmaceuticals.com

     John Mattio
     HC International, Inc.
     Tel: US +1-203-616-5144
     Email: john.mattio@hcinternational.net
     Web: http://www.hcinternational.net

Source: Biostar Pharmaceuticals, Inc.